UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 9, 2015
Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 East Randolph Drive, Chicago, IL		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure.

On June 9, 2015, Jones Lang LaSalle Income Property Trust, Inc. issued a press release announcing it closed a revolving line of credit with an accordion feature that allows the facility to increase from $40 million up to $75 million. The credit facility has a two year term with a one year extension option and bears interest based on LIBOR plus a spread ranging from 1.35% to 2.10%. Bank of America, N.A. is lender and administrative agent for the facility and Merrill Lynch, Pierce, Fenner & Smith Incorporated served as lead arranger.
The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in this Current Report is furnished pursuant to Item 7 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on June 9, 2015 announcing the closing of a line of credit.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:     /s/ GREGORY A. FALK
Name: Gregory A. Falk
Title: Chief Financial Officer

Date: June 10, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on June 9, 2015 announcing the closing of a line of credit.